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                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Ambac Assurance Corporation

We consent to the incorporation by reference in the registration statement (No. 33-61863) of ContiMortgage Home Equity Loan Trust 1999-1 (the "Registrant"), and the Prospectus Supplement of the Registrant (the "Prospectus Supplement") dated February 24, 1999, via the Form 8-K of the Registrant, of our report dated January 29, 1998 on the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, which report appears in the Form 10-K of Ambac Financial Group, Inc. which was filed with the Securities and Exchange Commission on March 31, 1998 and to the reference to our firm under the heading "Experts" in the Prospectus Supplement.


                                                               /s/ KPMG LLP


New York, New York
March 1, 1999